                                                                   Exhibit 10.11

                                 PHV/Blockbuster
                                 Revenue Sharing
                                   TERM SHEET
                              (As of July 29, 1999)

1. License        PHV hereby grants and BB accepts a license to sell and rent *
                  VHS Units of PHV rental Titles on a revenue sharing basis in the Territory during the Term subject to the terms and conditions set forth herein.

2.                *

3. Unit Fee       BB shall pay to PHV as a Unit Fee * for each Base Unit (which, for the avoidance of doubt, shall be included in the *, Base
                  Multiple Unit and Enhanced Multiple Unit. BB shall pay to PHV
                  * for each Hyper-Buy Unit up to a multiple of * and * for each Hyper-Buy Unit at a multiple of * or above [* of each Unit Fee shall be denominated as the "Buy-Out-Fee."] For example, if the Grid provides for a purchase of * Base Unit and a multiple of * applies, BB would pay a * of * (or *), and * in total for Unit Fees for the Units in excess of the Base Unit (* Units in total).

4. Splits          With respect to each Title BB shall pay to PHV:

                  (A) * of * rental revenues derived from such Title during weeks * of its License Period; and

                  (B) * of * rental revenues derived from such Title during weeks * of its License Period; and

5. Split          Notwithstanding the splits described in Section 4 above, the
   Adjustment     following adjustment may apply if the corresponding conditions are met.

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*     Pages where confidential treatment has been requested are stamped
      "Confidential material omitted and separately filed with the Commission under an application for confidential treatment", and the confidential section has been marked with a star (*).

PHV/Blockbuster
Revenue Sharing
TERM SHEET
(As of July 29, 1999)

                  "A" Tranches will consist of * consecutive Titles with US/Can gross box office equal to or in excess of * each. "B" Tranches will consist of * consecutive Titles with US/Can gross box office less than * each.

                  *

6. PVT BB shall have the right, as consignee, to sell previously viewed Units ("PVTs") in accordance with the following:

                  A. With respect to each Title, BB shall not sell any PVT Units prior to * after its street date and then only subject to its standard *.

                        BB shall not sell PVT Units * computed for all PHV Units sold during each * period starting with the Commencement Date and BB shall not market or sell PVT Units of PHV Titles for * the PVT Units of titles from *. For the avoidance of doubt and without limiting anything else in this section 6A, BB shall have the right * based on BB's marketing and sales needs and the performance of individual titles as determined by BB.

                  B. Subject to 6A above, after the License Period BB shall have the right to keep or sell all Base and Base Multiple Units and retain all

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*     Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

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PHV/Blockbuster
Revenue Sharing
TERM SHEET
(As of July 29, 1999)

                        proceeds from such sales.

                  C. Subject to 6A above, after the License Period * as a PVT Unit, BB keeps all proceeds from such sale.

                  D. Subject to 6A above, after the License Period *, PHV shall have the option to instruct BB to (i) * (ii) to keep such Unit and to the extent BB sells such Unit as PVT Unit, BB keeps all proceeds from such sale.

                  E.    Notwithstanding 6 B, C and D above, *

                  F. *. Major Studio in this Term Sheet shall mean: Disney, Universal, Warner Bros., Twentieth Century Fox, Sony, MGM, Dreamworks including any of their successors or affiliates.

                  G. In all instances in this Section 6 where PHV *, such notification shall be made on or before the order cut-off date for such Units.

                  H. BB shall be permitted to offer PVT Units to ultimate consumers in the Territory by means of advertising on the internet (i.e., no sales to wholesalers, middlemen or brokers) all in accordance with the terms of this Agreement.


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*     Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

PHV/Blockbuster
Revenue Sharing
TERM SHEET
(As of July 29, 1999)

7. *              BB shall pay to PHV the * fees for each transaction:
   Price Per
   Transaction    For theatrical Titles with US/Can gross box office receipts greater than *:

                         *

                  For theatrical Titles with US/Can gross box office receipts equal to or less than * and non-theatrical Titles:

                         *

                  Throughout the Term BB shall apply credits and bad debts to PHV product in a manner consistent with the way BB applies credit and bad debt with respect to the product of the other Major Studios.

8. Recoupability  With respect to each Title, BB shall have the right to recoup from the * the revenues due to PHV from its share of rental revenues for such Title. (For the avoidance of doubt, there is no recoupment from Unit Fees other than Bases Unit Fees, which are included in the *.)

9. Payment        BB shall pay monies due to PHV in accordance with the
   Schedule       following schedule:

                  *: Due and payable no later than *

                  Unit Fees: Due and payable no later than *

                  PHV's Share of Rental Revenues: Due and payable no later than
                  *

10. Territory     United States. Canada will be included using separate Units
                  Per Store Grids for US, English-speaking Canada and
                  French-speaking Canada. Terms for Canada will be on the same economic basis factoring in


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*     Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

PHV/Blockbuster
Revenue Sharing
TERM SHEET
(As of July 29, 1999)

                  currency exchange and cost of goods differences (if any) to be determined and discussed by PHV and BB.

11. Output        The product licensed hereunder shall be all product which PHV distributes * for the VHS rental market (i.e., with a net effective wholesale price of * and above) for which it unilaterally controls the rights necessary to grant the rights hereunder.

                  Notwithstanding the above, the following product is not licensed hereunder.

                  o     less than 70 minutes in duration;
                  o     rated NC-17 or unrated;
                  o     live sports programs;
                  o     musical concerts;
                  o     stage plays which are filmed;
                  o     theatrical re-releases; and
                  o     catalog titles at rental prices.

                  In addition, BB shall license *, which are distributed by PHV hereunder except that BB shall not be required to license in excess of * such title in the aggregate per year. If PHV releases more than * such titles in any year, BB shall have the right to choose which * titles per year it shall license. With respect to all such such * the * (inclusive of the Unit fee) for each Base Unit.

                  Note that titles which may contain non-substantial amounts of documentary footage, live sports footage, musical concert footage or excerpts of live stage plays shall not be excluded under this sub-paragraph.

12. Term This Agreement shall apply with respect to Units with Street Dates after July 26, 1999 and before August 1, 2003. (For the avoidance of doubt, this Agreement begins with the street date for PAYBACK and runs for 4 years.)


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*     Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

PHV/Blockbuster
Revenue Sharing
TERM SHEET
(As of July 29, 1999)

13. License       With respect to each Title the license period shall be
    Period        26 weeks commencing on the Street Date for such Title.

14. Grid BB commits to license a Minimum Number of Base Units per store in accordance with the following:

                  a. July 1, 1999-June 30, 2000 - Grid "A" (attached)
                  b. July 1, 2000-June 30, 2001 - Grid "B" (attached)
                  c. July 1, 2001-end of Term - Grid "C" (attached)

                  *

                  Multiples are in three brackets (see attached Matrix);

                  A.    Base Multiple with ranges from *;

                  B. Enhanced Multiple which at BB's sole option allows BB to increase any buy to a * multiple wherever it is below that threshold (high end films) provided that on or after January 1, 2000 * then the reference to * shall be increased to *;

                  C. Hyper-buys with mutual approval, allows BB to raise its buy to as high as a * multiple wherever it is below that level.

15. Advertising   With respect to each Title PHV shall grant to BB an
    Allowances    advertising allowance of * of gross rental revenues generated by such Title.

16. Audit         PHV shall have the right to audit BB's performance hereunder at BB's headquarters as well as a reasonable number of stores and participating franchises provided that PHV shall not have access to data concerning its competitors. Data, to the extent needed to verify PHV's results, shall be audited by a third party auditor, which


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*     Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

PHV/Blockbuster
Revenue Sharing
TERM SHEET
(As of July 29, 1999)

                  shall advise PHV only whether BB is in compliance or not.

17. In Store      PHV products shall be placed in the new release section or its
    Placement     equivalent of each store and PHV product *

18. Participa-    BB shall have the right to distribute PHV product in all
    ting          retail store locations owned and operated by BB and all
    Stores        participating franchises. To participate, franchises must
    Franchises    commit for minimum * periods and allow PHV its audit
                  hereunder. BB shall be financially responsible for each participating franchisee's payment to PHV.

19. Lost Units    With respect to each Title, if any Units are not traceable at any time during the License Period (up to * of total Units for that Title) BB shall pay PHV an amount equal to the average per Unit rental revenue generated by the Units of such Title which were not lost less any earned revenues from the applicable Unit prior to its being lost (so long as such revenues are paid). It will be a material breach of this Agreement if Units in excess of * for any Title are not traceable at any time during the license period.

20. Computer &    BB must have the minimum levels of electronic reporting
Administrative    capabilities required by PHV pursuant to the attached exhibit.
Requirements

21. Program       While participating in revenue sharing with PHV, BB must not
    Restriction   obtain any PHV Rental Titles licensed hereunder through any other means, including any other distributor or program, in any of its store locations, including participating franchisees.


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*     Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

                            GRID "A" - REMAINING 1999

BLOCKBUSTER VIDEO MATRIX
PARAMOUNT PROPOSAL 7/15/99

                            GRID "A" - REMAINING 1999

                                        *





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*     Confidential material omitted and separately filed with the Commission under an application for confidential treatment. Two pages have been omitted from Grid "A".

                           GRID "B" - REMAINING 2000

BLOCKBUSTER VIDEO MATRIX
PARAMOUNT PROPOSAL 7/15/99

                            GRID "B" - REMAINING 2000

                                        *






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*     Confidential material omitted and separately filed with the Commission under an application for confidential treatment. Two pages have been omitted from Grid "B".

                           GRID "C" - REMAINING 2001

BLOCKBUSTER VIDEO MATRIX
PARAMOUNT PROPOSAL 7/15/99

                            GRID "C" - REMAINING 2001

                                        *







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*     Confidential material omitted and separately filed with the Commission under an application for confidential treatment. Two pages have been omitted from Grid "C".